    As filed with the Securities and Exchange Commission on May 6, 1999
                                                      Registration No. 333-72935
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                              AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ----------------
                         LATITUDE COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------
         Delaware                     5045                   94-3177392
     (State or Other      (Primary Standard Industrial    (I.R.S. Employer
     Jurisdiction of      Classification Code Number)  Identification Number)
     Incorporation or
      Organization)

                               2121 Tasman Drive
                             Santa Clara, CA 95054
                                 (408) 988-7200
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)
                                ----------------
                                 Emil C.W. Wang
                     President and Chief Executive Officer
                         Latitude Communications, Inc.
                               2121 Tasman Drive
                             Santa Clara, CA 95054
                                 (408) 988-7200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:
            Mark A. Medearis                        Jeffrey D. Saper
             Edward Y. Kim                             Selim Day
            Anita Vasudevan                           Ava M. Hahn
           VENTURE LAW GROUP                WILSON SONSINI GOODRICH & ROSATI
       A Professional Corporation               Professional Corporation
          2800 Sand Hill Road                      650 Page Mill Road
          Menlo Park, CA 94025                    Palo Alto, CA 94304
                                ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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


                             Explanatory Note

   This Amendment No. 5 is being filed solely to file a new Exhibit 23.1 Consent of Independent Accountants.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Latitude in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       Amount
                                                                     to be Paid
                                                                     ----------
SEC registration fee................................................ $   11,510
NASD filing fee.....................................................      4,640
Nasdaq National Market listing fee..................................     95,000
Printing and engraving expenses.....................................    200,000
Legal fees and expenses.............................................    350,000
Accounting fees and expenses........................................    275,000
Blue Sky qualification fees and expenses............................      2,000
Transfer Agent and Registrar fees...................................     15,000
Miscellaneous fees and expenses.....................................     46,850
                                                                     ----------
  Total............................................................. $1,000,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law and the Registrant's Bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. Reference is also made to Section 7 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Company against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

   (a) Since January 1, 1996, the Registrant has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

       (1) In April 1999, the Registrant completed a three-for-two stock split of its outstanding common stock in which every two outstanding shares of common stock were split into three shares of common stock.

       (2) In March 1996, the Registrant issued and sold shares of Series C Preferred Stock convertible into an aggregate of 3,043,500 shares of common stock to a total of 11 investors for an aggregate purchase price of $8,116,000.

       (3) As of December 31, 1998, 1,968,636 shares of common stock had been issued upon exercise of options or pursuant to restricted stock purchase agreements and 1,352,496 shares of common stock were issuable upon exercise of outstanding options under the Registrant's 1993 Stock Plan.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

   The issuance described in Item 15(a)(1) was or will be exempt from registration under Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities. The issuances described in Items 15(a)(2) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The issuances described in Items 15(a)(3) were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. In addition, such issuances were deemed to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

  1.1* Form of Underwriting Agreement.
  3.1* Certificate of Incorporation of the Registrant.
  3.2* Form of Amended and Restated Certificate of Incorporation of the
       Registrant, to be filed and effective upon completion of this offering.
  3.3* Bylaws of the Registrant.
  4.1* Form of the Registrant's common stock certificate.
  5.1* Opinion of Venture Law Group, a Professional Corporation.
 10.1* Form of Indemnification Agreement.
 10.2* 1993 Stock Plan, as amended, and forms of stock option agreement and restricted stock purchase agreement.
 10.3* 1999 Stock Plan and forms of stock option agreement and restricted stock purchase agreement.
 10.4* 1999 Employee Stock Purchase Plan and form of subscription agreement.
 10.5* 1999 Directors' Stock Option Plan and form of stock option agreement.
 10.6* Warrant To Purchase Series B Preferred Stock.

 10.7*  Amended and Restated Registration Rights Agreement dated March 26,
         1996.
 10.8*  Lease Agreement dated July 31, 1995 between the Registrant and the
        Arrillaga Family Trust and Richard T. Peery Separate Property Trust for
        offices at 2121 Tasman Drive, Santa Clara, CA and form of amendment thereto.
 10.9*  Senior Loan and Security Agreement dated September 15, 1994 between the
        Registrant and Phoenix Leasing Incorporated and amendments thereto.
 10.10* Master Equipment Lease dated July 2, 1998 between the Registrant and
        Norstan Financial Services, Inc.
 10.11* 1999 Executive Incentive Plan between the Registrant and certain executive officers of the Registrant.
 10.12* 1999 Executive Bonus Program.
 21*    Subsidiaries.
 23.1   Consent of Independent Accountants.
 23.2*  Consent of Counsel (included in Exhibit 5.1).
 24.1*  Power of Attorney.
 27.1*  Financial Data Schedule.

--------
*Previously filed.

   (b) Financial Statement Schedules

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 6, 1999.

                                          Latitude Communications, Inc.

                                                     /s/ Emil C.W. Wang
                                          By: _________________________________
                                                      Emil C.W. Wang,
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Emil C.W. Wang           President, Chief Executive     May 6, 1999
______________________________________  Officer and Director
           (Emil C.W. Wang)             (Principal Executive
                                        Officer)

        /s/ Rick M. McConnell          Vice President of Finance      May 6, 1999
______________________________________  and Administration and
         (Rick M. McConnell)            Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

                  *                    Director                       May 6, 1999
______________________________________
          (Thomas H. Bredt)

                  *                    Director                       May 6, 1999
______________________________________
      (Robert J. Finocchio, Jr.)

                  *                    Director                       May 6, 1999
______________________________________
        (F. Gibson Myers, Jr.)

                  *                    Director                       May 6, 1999
______________________________________
         (James L. Patterson)

        /s/ Rick M. McConnell
*By: _________________________________
          Rick M. McConnell
           Attorney in fact

                                 EXHIBIT INDEX


  1.1*  Form of Underwriting Agreement.
  3.1*  Certificate of Incorporation of the Registrant.
  3.2*  Form of Amended and Restated Certificate of Incorporation of the
        Registrant, to be filed and effective upon completion of this offering.
  3.3*  Bylaws of the Registrant.
  4.1*  Form of the Registrant's common stock certificate.
  5.1*  Opinion of Venture Law Group, a Professional Corporation.
 10.1*  Form of Indemnification Agreement.
 10.2*  1993 Stock Plan, as amended, and forms of stock option agreement and restricted stock purchase agreement.
 10.3*  1999 Stock Plan and forms of stock option agreement and restricted stock purchase agreement.
 10.4*  1999 Employee Stock Purchase Plan and form of subscription agreement.
 10.5*  1999 Directors' Stock Option Plan and form of stock option agreement.
 10.6*  Warrant To Purchase Series B Preferred Stock.
 10.7*  Amended and Restated Registration Rights Agreement dated March 26,
         1996.
 10.8*  Lease Agreement dated July 31, 1995 between the Registrant and the
        Arrillaga Family Trust and Richard T. Peery Separate Property Trust for
        offices at 2121 Tasman Drive, Santa Clara, CA and Form of amendment thereto.
 10.9*  Senior Loan and Security Agreement dated September 15, 1994 between the
        Registrant and Phoenix Leasing Incorporated and amendments thereto.
 10.10* Master Equipment Lease dated July 2, 1998 between the Registrant and
        Norstan Financial Services, Inc.
 10.11* 1999 Executive Incentive Plan between the Registrant and certain executive officers of the Registrant.
 10.12* 1999 Executive Bonus Program.
 21*    Subsidiaries.
 23.1   Consent of Independent Accountants.
 23.2*  Consent of Counsel (included in Exhibit 5.1).
 24.1*  Power of Attorney.
 27.1*  Financial Data Schedule.

--------
*Previously filed.